Herbalife International of America, Inc.

800 West Olympic Blvd., Suite 406

Los Angeles, California 90015

Phone  310 410 9600

Fax 213 765 9802

Exhibit 10.53

Mr. Michael O. Johnson

Executive Chairman

Herbalife International of America, Inc.

800 W. Olympic Boulevard, Suite 406

Los Angeles, CA  90015

May 29, 2018

Re: Letter Agreement Amendment

Dear Michael,

Reference is hereby made to that certain letter agreement, dated as of November 1, 2016 (the “Letter Agreement”), by and between you and Herbalife International of America, Inc. (the “Company”).  Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to them in the Letter Agreement. The purpose of this letter is to memorialize the changes in your Base Salary and future long-term incentive grants under Items 2 and 4(a), respectively, of the Letter Agreement.

Subject to your acceptance of the terms set forth in this letter (by signing the enclosed copy of this letter), effective as of June 1, 2018:

1.	Base Salary. Item 2 of your Letter Agreement is hereby amended and restated in its entirety as follows:

“2.  Base Salary. The Base Salary shall be $11,538.46 per bi-weekly pay period ($300,000.00 on an annualized basis), paid in accordance with the Company’s normal payroll practices less applicable taxes and withholdings.”

2.	Long-Term Incentives: Item 4(a) of your Letter Agreement is hereby amended and restated in its entirety as follows:
“a.

Future Grants. So long as you are a member of the Board of Directors of the Parent, you shall receive long-term incentive grants in the same size, form and timing as, and under the same terms of, the grants made to non-management members of the Board of Directors of the Parent as approved by the Board of Directors of the Parent or the Compensation Committee thereof.”

This letter may be executed in counterparts, each of which shall be an original instrument and all of which taken together shall constitute one and the same agreement.

Except as expressly set forth herein, this letter shall not alter, modify, amend, or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Letter Agreement (including Appendix A thereto), all of which shall remain in full force and effect.

[Signature page follows]

If you agree that the foregoing sets forth our full understanding regarding amendments to the Letter Agreement described herein, please evidence your agreement and acceptance by counter-signing two copies of this letter where indicated below, returning one executed copy to me.

HERBALIFE INTERNATIONAL OF AMERICA, INC.

By:       /s/ Richard Werber

Name:  Richard Werber

Title:    Chief Legal Officer

AGREED AND ACCEPTED:

/s/ Michael O. Johnson

Michael O. Johnson

Date: May 29, 2018

Signature Page to Michael O. Johnson Letter Agreement Amendment – May 2018